Exhibit 99.1

Newmark and BGC Partners Announce Monetization of an Additional Approximately

2 Million Nasdaq Shares and Update Their Outlooks

Eliminates Downside Risk for Anticipated 2021 and 2022 Payments

Newmark Retains All Upside to All Expected Nasdaq Earn-outs

Newmark to Receive Net Cash Proceeds of Approximately $113 million

Further Strengthens both Companies’ Credit Metrics

NEW YORK, NY – September 26, 2018 – Newmark Group, Inc. (NASDAQ: NMRK) (“Newmark” or “Newmark Group”), a leading full-service commercial real estate services business, and its parent company BGC Partners, Inc. (NASDAQ: BGCP) (“BGC Partners” or “BGC”), a leading global brokerage and financial technology company, today announced that Newmark has entered into transactions related to the monetization of the shares of Nasdaq1 it expects to receive in 2021 and 2022 (the “Second Monetization” or the “September Transaction”). Both companies also updated their outlooks.

Summary of Transactions

The September Transaction was achieved in a similar manner to the transaction announced on June 20, 20182, which involved the monetization of the expected 2019 and 2020 Nasdaq payments (the “First Monetization” or “June Transaction”; and, together, the “Transactions”).

The September Transaction provides Newmark with downside protection on the payments expected to be received in 2021 and 2022 if Nasdaq trades below $87.68 per share. Newmark retains any potential upside related to all expected Nasdaq share earn-outs. Newmark will receive $113.2 million of proceeds from the Second Monetization in the third quarter of 2018. This is in addition to the $152.9 million it received in the second quarter of 2018 with respect to the June Transaction. The Transactions do not impact the $87.0 million Nasdaq payment expected to be recognized in the third quarter of 2018. Newmark retains the flexibility to monetize some or all of the anticipated approximately $435 million worth of Nasdaq payments from 2023 through 2027.3

Management Commentary

Barry M. Gosin, Chief Executive Officer of Newmark Group, said: “We believe that Newmark’s credit metrics were already very strong as of June 30, 2018. With this most recent transaction, Newmark and BGC have further strengthened their balance sheets, increased their financial flexibility, and improved their credit metrics. Newmark continues to make progress towards both obtaining its own credit ratings and completing its planned spin-off4 by year-end 2018”.

[1]

On June 28, 2013, BGC sold its eSpeed business to Nasdaq, Inc. (“Nasdaq”). The purchase consideration consisted of $750 million in cash paid upon closing, plus an expected payment of up to 14.9 million shares of Nasdaq common stock to be paid ratably over 15 years beginning in 2013, provided that Nasdaq, as a whole, generates at least $25 million in gross revenues each of these years. “Payments” may be used interchangeably with the Nasdaq share “earn-out”. BGC transferred to Newmark the right to receive the remainder of the Nasdaq payments in connection with the separation of Newmark from BGC.

[2]

Please see the June 20, 2018 press release titled “Newmark and BGC Partners Announce Monetization of Approximately Two Million Nasdaq Shares and Update Their Outlooks” and the corresponding Securities and Exchange Commission filings on Form 8-K made on the same date for further information about the June Transaction. Newmark retains potential upside only above the strike prices with respect to the relevant Transaction.

[3]

The 2018 and 2023-2027 payment amounts are based on the September 25, 2018 closing stock price of Nasdaq multiplied by 992,247 and 4,961,235, respectively. The final amounts may change, based on Nasdaq’s closing stock prices as of the end the applicable third quarters.

[4]	The spin-off is subject to certain conditions. See the section of either BGC’s or Newmark’s second quarter financial results press release called “Proposed Spin-Off of Newmark”.

Details of the Transactions

On September 26, 2018, Newmark’s principal operating subsidiary issued approximately $150 million of additional exchangeable preferred limited partnership units (“EPUs”) in a private transaction to The Royal Bank of Canada (“RBC”). Contemporaneously with the issuance of these EPUs, a special purpose vehicle (the “SPV”) entered into two supplemental variable postpaid forward transactions (together, the “Forward”) with RBC. The SPV is a wholly owned subsidiary of Newmark formed in connection with the June Transaction and its sole asset is the right to receive the Nasdaq share earn-outs for 2019 through 2022.

The Forward is economically similar to at-the-money put options struck at Nasdaq’s September 25, 2018 closing price of $87.68, and provides Newmark with downside protection on the Nasdaq shares while allowing Newmark to retain all appreciation related to the 2021 and 2022 share earn-outs. Newmark similarly retains all potential upside to the First Monetization if Nasdaq trades above $94.21. As a result of the Transactions, RBC has rights to receive up to 992,247 shares of Nasdaq common stock in each of the fourth quarters of 2019 through 2022.

Newmark intends to use the $113.2 million of net proceeds from the Second Monetization to repay a portion of the $247.2 million Converted Term Loan5 maturing September 8, 2019.

Improved Credit Metrics

As a result of the debt repayment, both BGC’s consolidated and Newmark’s long-term debt will be reduced by $113.2 million. After this repayment, approximately $134 million of the Converted Term Loan will remain outstanding. The current interest rate on the balance of the Converted Term Loan is approximately 4.4 percent. The leverage ratios for BGC on a consolidated basis and for Newmark on a stand-alone basis are therefore expected to be materially improved compared with both companies’ total long-term debt to Adjusted EBITDA ratio6 of 1.5 times as of the end of the second quarter of 2018. Newmark expects debt, net of cash and cash equivalents, to be less than 1.5 times Adjusted EBITDA for the foreseeable future.

Impact on Financial Results

Newmark expects the issuance of the EPUs to RBC to have no impact on its fully diluted share count.7 Newmark continues to expect to record income and any tax obligation related to the receipt of the Nasdaq shares in the third quarter of each year for GAAP earnings, Adjusted Earnings, and Adjusted EBITDA.

Newmark retains all potential upside related to future expected Nasdaq payments above the relevant strike prices with respect to the Transactions. If Nasdaq’s stock is higher than $94.21 and $87.68 for the First and Second Monetization, respectively, the total amount of additional cash Newmark could receive for each payment would be equal to 992,247 times the amount by which the price of Nasdaq shares exceed the applicable strike prices.

[5]

Subject to certain exceptions, Newmark is required to use any cash proceeds from capital raises above $25 million, net of fees and anticipated taxes, to repay any balance on the Converted Term Loan. See Newmark’s and/or BGC’s most recent SEC filing on Form 10-Q for more information on the Converted Term Loan.

[6]

The total consolidated leverage ratio for BGC is defined as Notes payable and other borrowings over trailing twelve months consolidated Adjusted EBITDA. Newmark’s total leverage ratio is defined as Long-term debt over trailing twelve months Adjusted EBITDA. The debt and interest expense items referred to herein exclude operating interest on Warehouse notes payable. The balance sheet figures and ratios referred to herein also do not include short-term borrowings and restricted cash.

[7]

Should Newmark Group’s consolidated revenues exceed $475 million in the third quarters of 2019 or 2020, $500 million in the third quarter of 2021, or $525 million in the third quarter of 2022, respectively, at Newmark’s election, the EPUs may become exchangeable for Newmark Group Class A common shares, which would raise additional equity capital for Newmark.

Should Nasdaq’s shares remain at or below the applicable strike prices, the total amount of cash Newmark will have received for the Transactions will be no less than the $152.9 million and $113.2 million received in the second quarter and third quarter of 2018, respectively. The difference between the actual cash received and the notional value of the expected future Nasdaq payments reflects the transaction costs for the Forwards and the implied interest rate, both of which will be amortized over time. Newmark expects to recognize the expense of the Forwards as a reduction to “Other income (loss)” in the third quarter of each relevant year. The EPU amortization will not be recorded as an expense, but will be a reduction to the numerator when calculating pre-tax earnings per share. Newmark anticipates recording the EPU amortization quarterly until the final tranche of Nasdaq shares are delivered to the counterparty.

BGC’s consolidated results will include those of Newmark until the proposed spin-off is completed.

Update to Outlooks

Newmark today reaffirmed the entirety of its outlook for the full year 2018 as contained in Newmark’s financial results press release issued on August 2, 2018. This press release can be found at http://ir.ngkf.com.

BGC expects its consolidated results for the third quarter of 2018 to be towards the high end of its previously stated outlook for revenues and Adjusted Earnings. This outlook was contained in BGC’s financial results press release issued on August 2, 2018, which can be found at http://ir.bgcpartners.com.

Both companies expect to issue their financial results press releases for the third quarter of 2018 before the U.S. stock markets open on Thursday, October 25, 2018. Further details regarding these announcements are expected to be available in early October.

Additional Information on Monetization of Nasdaq Shares Expected to be Available

For more information on the Second Monetization, please see Newmark’s and BGC’s Securities and Exchange Commission filings on Form 8-K, which are expected to be filed shortly.

BGC’s Non-GAAP Definitions

Please see BGC’s financial results press release issued on August 2, 2018, including the sections titled “Adjusted Earnings Defined”, “Differences between Consolidated Results for Adjusted Earnings and GAAP”, “Reconciliation of GAAP income (loss) to Adjusted Earnings”, “Adjusted EBITDA Defined”, “Adjusted EBITDA before allocations to units”, and “Reconciliation of GAAP Income (Loss) to Adjusted EBITDA” for more information on these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and these non-GAAP items for the periods discussed therein. This press release can be found at http://ir.bgcpartners.com.

BGC’s Adjusted Earnings Defined

BGC Partners uses non-GAAP financial measures including, but not limited to, “pre-tax Adjusted Earnings” and “post-tax Adjusted Earnings”, which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. BGC believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers when managing its business.

As compared with “income (loss) from operations before income taxes”, and “net income (loss) per fully diluted share”, all prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash items and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary results of BGC.

Adjustments Made to Calculate BGC’s Pre-Tax Adjusted Earnings

BGC defines pre-tax Adjusted Earnings as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries, excluding items such as:

•

The impact of any unrealized non-cash mark-to-market gains or losses on “other income (loss)” related to the variable share forward agreements with respect to Newmark’s expected receipt of the Nasdaq payments in 2019, 2020, 2021, and 2022 (the “Nasdaq Forwards” or the “Forwards”);

•	Non-cash asset impairment charges, if any;

•	Allocations of net income to limited partnership units;

•	Non-cash charges related to the amortization of intangibles with respect to acquisitions; and

•

Non-cash charges relating to grants of exchangeability to limited partnership units that reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP.

Virtually all of BGC’s key executives and producers have partnership or equity stakes in the Company and receive deferred equity or limited partnership units as part of their compensation. A significant percentage of the Company’s fully diluted shares are owned by its executives, partners and employees. The Company issues limited partnership units and grant exchangeability to unit holders to provide liquidity to its employees, to align the interests of its employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

When the Company issues limited partnership units, the shares of common stock into which the units can be ultimately exchanged are included in BGC’s fully diluted share count for Adjusted Earnings at the beginning of the subsequent quarter after the date of grant. BGC includes such shares in the Company’s fully diluted share count when the unit is granted because the unit holder is expected to be paid a pro-rata distribution based on BGC’s calculation of Adjusted Earnings per fully diluted share and because the holder could be granted the ability to exchange their units into shares of common stock in the future. Non-cash charges with respect to grants of exchangeability reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP. The amount of non-cash charges relating to grants of exchangeability the Company uses to calculate pre-tax Adjusted Earnings on a quarterly basis is based upon the Company’s estimate of expected grants of exchangeability to limited partnership units during the annual period, as described further below under “Adjustments Made to Calculate Post-Tax Adjusted Earnings”.

Adjusted Earnings also excludes non-cash GAAP gains attributable to originated mortgage servicing rights (which Newmark refer to as “OMSRs”) and non-cash GAAP amortization of mortgage servicing rights (which the Company refers to as “MSRs”). Under GAAP, the Company recognizes OMSRs gains equal to the fair value of servicing rights retained on mortgage loans originated and sold. Subsequent to the initial recognition at fair value, MSRs are carried at the lower of amortized cost or fair value and amortized in proportion to the net servicing revenue expected to be earned. However, it is expected that any cash received with respect to these servicing rights, net of associated expenses, will increase Adjusted Earnings (and Adjusted EBITDA) in future periods.

Additionally, Adjusted Earnings calculations exclude certain unusual, one-time, non-ordinary or non-recurring items, if any. These items are excluded from Adjusted Earnings because the Company views excluding such items as a better reflection of the ongoing operations of BGC. BGC’s definition of Adjusted Earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. Management believes that excluding such gains and charges also best reflects the ongoing performance of BGC.

Adjustments Made to Calculate BGC’s Post-Tax Adjusted Earnings

Because Adjusted Earnings are calculated on a pre-tax basis, BGC also intends to report post-tax Adjusted Earnings on a consolidated basis. The Company defines post-tax Adjusted Earnings as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below and Adjusted Earnings attributable to noncontrolling interest in subsidiaries.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, BGC estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected grants of exchangeability to limited partnership units during the annual period. The resulting annualized tax rate is applied to BGC’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, BGC first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include non-cash charges with respect to grants of exchangeability; certain charges related to employee loan forgiveness; certain net operating loss carryforwards when taken for statutory purposes; certain charges related to tax goodwill amortization; and deductions with respect to charitable contributions. These adjustments may also reflect timing and measurement differences, including treatment of employee loans, changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange, variations in the value of certain deferred tax assets and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these previously described adjustments, the result is the Company’s taxable income for its pre-tax Adjusted Earnings, to which BGC then applies the statutory tax rates. This amount is the Company’s non-GAAP tax provision. BGC views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of its non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of non-cash charges relating to the grants of exchangeability to limited partnership units. Because the non-cash charges relating to the grants of exchangeability are deductible in accordance with applicable tax laws, increases in exchangeability have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing its post-tax Adjusted Earnings.

Management uses post-tax Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units.

BGC incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s consolidated financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., BGC operates principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the consolidated Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

BGC’s Adjusted Earnings Attributable to Noncontrolling Interest in Subsidiaries

Adjusted Earnings attributable to noncontrolling interest in subsidiaries is calculated based on the relevant noncontrolling interest existing on the balance sheet date. Until the proposed spin-off of Newmark occurs, noncontrolling interest will reflect the allocation of income to Newmark’s public shareholders and the pro-rata ownership of certain shares and/or units of BGC and Newmark.

BGC’s Calculations of Pre-Tax and Post-Tax Adjusted Earnings per Common Share

BGC’s Adjusted Earnings per common share calculations assume either that:

•	The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated expense, net of tax, when the impact would be dilutive; or

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated expense, net of tax.

The share count for Adjusted Earnings excludes certain shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to BGC’s common stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per common share. BGC may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of post-tax Adjusted Earnings per common share.

The declaration, payment, timing and amount of any future dividends payable by the Company will be at the discretion of its board of directors.

Other Matters with Respect to BGC’s Adjusted Earnings

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings, as well as related measures, are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of BGC’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that Adjusted Earnings measures and the GAAP measures of financial performance should be considered together.

BGC anticipates providing forward-looking guidance for GAAP revenues and for certain Adjusted Earnings measures from time to time. However, the Company does not anticipate providing an outlook for other GAAP results. This is because certain GAAP items, which are excluded from Adjusted Earnings, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible to forecast GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless BGC makes unreasonable efforts. The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

•	Allocations of net income and grants of exchangeability to limited partnership units, which are determined at the discretion of management throughout and up to the period-end;

•

The impact of certain marketable securities, as well as any gains or losses related to associated mark-to-market movements and/or hedging, including with respect to the Nasdaq Forwards. These items are calculated using period-end closing prices;

•	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and

•	Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.

See the sections of this document titled “Reconciliation of GAAP income (loss) to Adjusted Earnings” and “Differences between Consolidated Results for Adjusted Earnings and GAAP” for more information on BGC’s non-GAAP results.

BGC’s Adjusted EBITDA and Adjusted EBITDA Before Allocations to Units Defined

BGC also provides an additional non-GAAP financial performance measure, “Adjusted EBITDA”, which it defines as GAAP “Net income (loss) available to common stockholders”, adjusted to add back the following items:

•	Interest expense;

•	Fixed asset depreciation and intangible asset amortization;

•	Impairment charges;

•	Employee loan amortization and reserves on employee loans;

•	Provision (benefit) for income taxes;

•	Net income (loss) attributable to noncontrolling interest in subsidiaries;

•	Non-cash charges relating to grants of exchangeability to limited partnership interests;

•	Non-cash charges related to issuance of restricted shares;

•	Non-cash earnings or losses related to BGC’s equity investments; and

•	Net non-cash GAAP gains related to OMSR gains and MSR amortization.

The Company also discloses “Adjusted EBITDA before allocations to units”, which is Adjusted EBITDA excluding GAAP charges with respect to allocations of net income to limited partnership units. Such allocations represent the pro-rata portion of pre-tax earnings available to such unit holders. These units are in the fully diluted share count, and are exchangeable on a one-to-one basis into common stock. As these units are exchanged into common shares, unit holders become entitled to cash dividends rather than cash distributions. The Company views such allocations as intellectually similar to dividends on common shares. Because dividends paid to common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded by investors when analyzing BGC’s results on a fully diluted share basis with respect to Adjusted EBITDA.

For all periods beginning with the third quarter of 2018, the Company will simplify its definition of “Adjusted EBITDA” so that it excludes GAAP charges with respect to allocations of net income to limited partnership units. Therefore, the term “Adjusted EBITDA” will be consistent with what the Company has historically referred to as “Adjusted EBITDA before allocations to units”.

The Company’s management believes that these Adjusted EBITDA measures are useful in evaluating BGC’s operating performance, because the calculation of this measure generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses these measures to evaluate operating performance and for other discretionary purposes. BGC believes that Adjusted EBITDA is useful to investors to assist them in getting a more complete picture of the Company’s financial results and operations.

Since these Adjusted EBITDA measures are not recognized measurements under GAAP, investors should use these measures in addition to GAAP measures of net income when analyzing BGC’s operating performance. Because not all companies use identical EBITDA calculations, the Company’s presentation of these Adjusted EBITDA measures may not be comparable to similarly titled measures of other companies. Furthermore, these Adjusted EBITDA measures are not intended to be a measure of free cash flow or GAAP cash flow from operations, because these Adjusted EBITDA measures do not consider certain cash requirements, such as tax and debt service payments.

For a reconciliation of these non-GAAP measures to GAAP “Net income (loss) available to common stockholders”, the most comparable financial measure calculated and presented in accordance with GAAP, see the section of this document titled “Reconciliation of GAAP Income (Loss) to Adjusted EBITDA”.

BGC’s Liquidity Defined

BGC also uses a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents plus marketable securities that have not been financed, reverse repurchase agreements, and securities owned, less securities loaned and repurchase agreements. BGC considers this an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.

Newmark’s Non-GAAP Definitions

Please see Newmark’s financial results press release issued on August 2, 2018, including the sections titled “Adjusted Earnings Defined”, “Differences between Consolidated Results for Adjusted Earnings and GAAP”, “Reconciliation of GAAP income (loss) to adjusted earnings”, “Adjusted EBITDA and Adjusted EBITDA Before Allocations to Units Defined”, and “Reconciliation of GAAP Income (Loss) to Adjusted EBITDA” for more information these non-GAAP terms and how, when and why management uses them, as well as for the differences between results under GAAP and these non-GAAP items for the periods discussed therein. This press release can be found at http://ir.ngkf.com.

Newmark’s Adjusted Earnings Defined

Newmark uses non-GAAP financial measures including, but not limited to, “pre-tax Adjusted Earnings” and “post-tax Adjusted Earnings”, which are supplemental measures of operating results that are used by management to evaluate the financial performance of the Company and its consolidated subsidiaries. Newmark believes that Adjusted Earnings best reflect the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for, among other things, dividends and/or distributions to Newmark’s common stockholders and holders of Newmark Holdings partnership units during any period.

As compared with items such as “Income (loss) before income taxes and noncontrolling interests” and “Net income (loss) for fully diluted shares” all prepared in accordance with GAAP, Adjusted Earnings calculations primarily exclude certain non-cash compensation and other expenses that generally do not involve the receipt or outlay of cash by the Company and/or which do not dilute existing stockholders, as described below. In addition, Adjusted Earnings calculations exclude certain gains and charges that management believes do not best reflect the ordinary operating results of Newmark.

Adjustments Made to Calculate Newmark’s Pre-Tax Adjusted Earnings

Newmark defines pre-tax Adjusted Earnings as GAAP income (loss) from operations before income taxes and noncontrolling interest in subsidiaries, excluding certain items such as:

•

The impact of any unrealized non-cash mark-to-market gains or losses on “other income (loss)” related to the variable share forward agreements with respect to Newmark’s expected receipt of the Nasdaq payments in 2019, 2020, 2021, and 2022;

•	Non-cash asset impairment charges, if any;

•	Allocations of net income to limited partnership units;

•	Non-cash charges related to the amortization of intangibles with respect to acquisitions;

•	Non-cash charges relating to grants of exchangeability to limited partnership units.

Virtually all of the Company’s key executives and producers have partnership or equity stakes in the Company and receive deferred equity or limited partnership units as part of their compensation. A significant percentage of Newmark’s fully diluted shares are owned by the Company’s executives, partners and employees. The Company issues limited partnership units and grants exchangeability to unit holders to provide liquidity to Newmark’s employees, to align the interests of the Company’s employees and management with those of common stockholders, to help motivate and retain key employees, and to encourage a collaborative culture that drives cross-selling and revenue growth.

When the Company issues limited partnership units, the shares of common stock into which the units can be ultimately exchanged are included in Newmark’s fully diluted share count for Adjusted Earnings at the beginning of the subsequent quarter after the date of grant. Newmark includes such shares in the Company’s fully diluted share count when the unit is granted because the unit holder is expected to be paid a pro-rata distribution based on Newmark’s calculation of Adjusted Earnings per fully diluted share and because the holder could be granted the ability to exchange their units into shares of common stock in the future. Non-cash charges with respect to grants of exchangeability reflect the value of the shares of common stock into which the unit is exchangeable when the unit holder is granted exchangeability not previously expensed in accordance with GAAP. The amount of non-cash charges relating to grants of exchangeability the Company uses to calculate pre-tax Adjusted Earnings on a quarterly basis is based upon the Company’s estimate of expected grants of exchangeability to limited partnership units during the annual period, as described further below under “Adjustments Made to Calculate Post-Tax Adjusted Earnings”.

Adjusted Earnings also excludes non-cash GAAP gains attributable to originated mortgage servicing rights (which Newmark refer to as “OMSRs”) and non-cash GAAP amortization of mortgage servicing rights (which the Company refers to as “MSRs”). Under GAAP, the Company recognizes OMSRs gains equal to the fair value of servicing rights retained on mortgage loans originated and sold. Subsequent to the initial recognition at fair value, MSRs are carried at the lower of amortized cost or fair value and amortized in proportion to the net servicing revenue expected to be earned. However, it is expected that any cash received with respect to these servicing rights, net of associated expenses, will increase Adjusted Earnings (and Adjusted EBITDA) in future periods.

Additionally, Adjusted Earnings calculations exclude certain unusual, one-time or non-recurring items, if any. These items are excluded from Adjusted Earnings because the Company views excluding such items as a better reflection of the ongoing, ordinary operations of Newmark. Newmark’s definition of Adjusted Earnings also excludes certain gains and charges with respect to acquisitions, dispositions, or resolutions of litigation. Management believes that excluding such gains and charges also best reflects the ongoing operating performance of Newmark.

Adjustments Made to Calculate Newmark’s Post-Tax Adjusted Earnings

Because Adjusted Earnings are calculated on a pre-tax basis, Newmark also intends to report post-tax Adjusted Earnings to fully diluted stockholders. Newmark defines post-tax Adjusted Earnings to fully diluted stockholders as pre-tax Adjusted Earnings reduced by the non-GAAP tax provision described below.

The Company calculates its tax provision for post-tax Adjusted Earnings using an annual estimate similar to how it accounts for its income tax provision under GAAP. To calculate the quarterly tax provision under GAAP, Newmark estimates its full fiscal year GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries and the expected inclusions and deductions for income tax purposes, including expected grants of exchangeability to limited partnership units during the annual period. The resulting annualized tax rate is applied to Newmark’s quarterly GAAP income (loss) from operations before income taxes and noncontrolling interests in subsidiaries. At the end of the annual period, the Company updates its estimate to reflect the actual tax amounts owed for the period.

To determine the non-GAAP tax provision, Newmark first adjusts pre-tax Adjusted Earnings by recognizing any, and only, amounts for which a tax deduction applies under applicable law. The amounts include non-cash charges with respect to grants of exchangeability, certain charges related to employee loan forgiveness, certain net operating loss carryforwards when taken for statutory purposes, and certain charges related to tax goodwill amortization. These adjustments may also reflect timing and measurement differences, including treatment of employee loans, changes in the value of units between the dates of grants of exchangeability and the date of actual unit exchange, variations in the value of certain deferred tax assets and liabilities and the different timing of permitted deductions for tax under GAAP and statutory tax requirements.

After application of these previously described adjustments, the result is the Company’s taxable income for Newmark’s pre-tax Adjusted Earnings, to which the Company then applies the statutory tax rates. This amount is the Company’s non-GAAP tax provision. Newmark views the effective tax rate on pre-tax Adjusted Earnings as equal to the amount of Newmark’s non-GAAP tax provision divided by the amount of pre-tax Adjusted Earnings.

Generally, the most significant factor affecting this non-GAAP tax provision is the amount of non-cash charges relating to the grants of exchangeability to limited partnership units. Because the non-cash charges relating to the grants of exchangeability are deductible in accordance with applicable tax laws, increases in exchangeability have the effect of lowering the Company’s non-GAAP effective tax rate and thereby increasing Newmark’s post-tax Adjusted Earnings.

Management uses post-tax Adjusted Earnings in part to help it evaluate, among other things, the overall performance of the business, to make decisions with respect to the Company’s operations, and to determine the amount of dividends payable to common stockholders and distributions payable to holders of limited partnership units.

Newmark incurs income tax expenses based on the location, legal structure and jurisdictional taxing authorities of each of its subsidiaries. Certain of the Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in New York City. Any U.S. federal and state income tax liability or benefit related to the partnership income or loss, with the exception of UBT, rests with the unit holders rather than with the partnership entity. The Company’s financial statements include U.S. federal, state and local income taxes on the Company’s allocable share of the U.S. results of operations. Outside of the U.S., Newmark is expected to operate principally through subsidiary corporations subject to local income taxes. For these reasons, taxes for Adjusted Earnings are expected to be presented to show the tax provision the Company would expect to pay if 100 percent of earnings were taxed at global corporate rates.

Newmark’s Calculations of Pre-Tax and Post-Tax Adjusted Earnings per Share

Newmark’s Adjusted Earnings per share calculations assume either that:

•	The fully diluted share count includes the shares related to any dilutive instruments, but excludes the associated interest expense, net of tax, when the impact would be dilutive; or

•	The fully diluted share count excludes the shares related to these instruments, but includes the associated interest expense, net of tax.

The share count for Adjusted Earnings excludes certain shares expected to be issued in future periods but not yet eligible to receive dividends and/or distributions. Each quarter, the dividend payable to Newmark’s common stockholders, if any, is expected to be determined by the Company’s Board of Directors with reference to a number of factors, including post-tax Adjusted Earnings per fully diluted share. Newmark may also pay a pro-rata distribution of net income to limited partnership units, as well as to Cantor for its noncontrolling interest. The amount of this net income, and therefore of these payments per unit, would be determined using the above definition of pre-tax Adjusted Earnings using the fully diluted share count. The declaration, payment, timing and amount of any future dividends payable by the Company will be at the discretion of its board of directors using the fully diluted share count.

Other Matters with Respect to Newmark’s Adjusted Earnings

The term “Adjusted Earnings” should not be considered in isolation or as an alternative to GAAP net income (loss). The Company views Adjusted Earnings as a metric that is not indicative of liquidity or the cash available to fund its operations, but rather as a performance measure. Pre- and post-tax Adjusted Earnings are not intended to replace the Company’s presentation of its GAAP financial results. However, management believes that these measures help provide investors with a clearer understanding of Newmark’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that Adjusted Earnings measures and the GAAP measures of financial performance should be considered together.

Newmark anticipates providing forward-looking guidance for GAAP revenues and for certain Adjusted Earnings measures from time to time. However, the Company does not anticipate providing an outlook for GAAP results other than revenue. This is because certain GAAP items, which are excluded from Adjusted Earnings, are difficult to forecast with precision before the end of each period. The Company therefore believes that it is not possible to forecast GAAP results or to quantitatively reconcile GAAP results to non-GAAP results with sufficient precision unless Newmark makes unreasonable efforts. The items that are difficult to predict on a quarterly basis with precision and which can have a material impact on the Company’s GAAP results include, but are not limited, to the following:

•	Allocations of net income and grants of exchangeability to limited partnership units, which are determined at the discretion of management throughout and up to the period-end;

•

The impact of certain marketable securities, as well as any gains or losses related to associated mark-to-market movements and/or hedging including with respect to the Nasdaq Forwards. These items are calculated using period-end closing prices;

•	Non-cash asset impairment charges, which are calculated and analyzed based on the period-end values of the underlying assets. These amounts may not be known until after period-end; and

•	Acquisitions, dispositions and/or resolutions of litigation, which are fluid and unpredictable in nature.

Newmark’s Adjusted EBITDA and Adjusted EBITDA Before Allocations to Units Defined

Newmark provides a non-GAAP financial performance measure, “Adjusted EBITDA”, which the Company defines as “Net income (loss) for fully diluted shares” derived in accordance with GAAP and adjusted for the addition of the following items:

•	Provision (benefit) for income taxes;

•	Net income (loss) attributable to noncontrolling interest;

•	Employee loan amortization and reserves on employee loans;

•	Interest expense;

•	Fixed asset depreciation and intangible asset amortization;

•	Non-cash charges relating to grants of exchangeability to limited partnership units;

•	Other non-cash charges related to equity-based compensation;

•	Other non-cash income (loss); and

•	Net non-cash GAAP gains related to OMSRs and MSRs amortization.

The Company also discloses “Adjusted EBITDA before allocations to units”, which is Adjusted EBITDA excluding GAAP charges with respect to allocations of net income to limited partnership units. Such allocations represent the pro-rata portion of pre-tax earnings available to such unit holders. These units are included in the fully-diluted share count, and are exchangeable on a one-to-one basis, subject to certain adjustments, into shares of Newmark’s Class A common stock. As these units are exchanged into shares of the Company’s Class A common stock, unit holders will become entitled to cash dividends paid on the shares of the Class A common stock rather than cash distributions in respect of the units. The Company views such allocations as economically equivalent to dividends on common shares. Because dividends paid to common shares are not an expense under GAAP, management believes similar allocations of income to unit holders should also be excluded by investors when analyzing Newmark’s results on a fully-diluted basis with respect to Adjusted EBITDA.

For all periods beginning with the third quarter of 2018, the Company will simplify its definition of “Adjusted EBITDA” so that it excludes GAAP charges with respect to allocations of net income to limited partnership units. Therefore, the term “Adjusted EBITDA” will be consistent with what the Company has historically referred to as “Adjusted EBITDA before allocations to units”.

The Company’s management believes that these Adjusted EBITDA measures are useful in evaluating Newmark’s operating performance, because the calculations of these measures generally eliminate the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses these measures to evaluate operating performance and for other discretionary purposes. Newmark believes that these Adjusted EBITDA measures are useful to investors to assist them in achieving a more complete picture of the Company’s financial condition and results of operations.

Because these Adjusted EBITDA measures are not recognized measurements under GAAP, investors should use these measures in addition to “Net income (loss) for fully diluted shares” when analyzing Newmark’s operating performance. Because not all companies use identical Adjusted EBITDA calculations, the Company’s presentation of these Adjusted EBITDA measures may not be comparable to similarly-titled measures of other companies. Furthermore, these Adjusted EBITDA measures are not intended to be measures of free cash flow or GAAP cash flow from operations, because these Adjusted EBITDA measures do not consider certain cash requirements, such as tax and debt service payments.

See the reconciliation table “Reconciliation of GAAP Income (Loss) to Adjusted EBITDA” disclosure in this document for additional information on this topic.

Newmark’s Liquidity Defined

Newmark may also use a non-GAAP measure called “liquidity”. The Company considers liquidity to be comprised of the sum of cash and cash equivalents plus marketable securities that have not been financed, reverse repurchase agreements, and securities owned, less securities loaned and repurchase agreements. The Company considers this an important metric for determining the amount of cash that is available or that could be readily available to the Company on short notice.

About BGC Partners, Inc.

BGC Partners is a leading global brokerage company servicing the financial and real estate markets. BGC offers Real Estate Services through its publicly traded subsidiary Newmark Group, Inc. (“Newmark Group”). BGC’s Financial Services offerings include fixed income securities, interest rate swaps, foreign exchange, equities, equity derivatives, credit derivatives, commodities, futures, and structured products. BGC’s Financial Services customers include many of the world’s largest banks, broker-dealers, investment banks, trading firms, hedge funds, governments, corporations, and investment firms. BGC, BGC Trader, GFI, Fenics, Fenics Market Data, Capitalab, and Lucera are trademarks/service marks and/or registered trademarks/service marks of BGC Partners, Inc. and/or its affiliates. BGC’s common stock trades on the NASDAQ Global Select Market under the ticker symbol (NASDAQ: BGCP). BGC Partners is led by Chairman and Chief Executive Officer Howard W. Lutnick. For more information, please visit http://www.bgcpartners.com. You can also follow BGC at https://twitter.com/bgcpartners, https://www.linkedin.com/company/bgc-partners, and/or http://ir.bgcpartners.com.

About Newmark Group, Inc.

Newmark Group, through subsidiaries, operates as a full-service commercial real estate services business with a complete suite of services and products for both owners and occupiers across the entire commercial real estate industry. Newmark Group has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies. Newmark Group is listed on the NASDAQ Global Select Market under the symbol “NMRK”. Newmark and Berkeley Point are trademarks/service marks and/or registered trademarks/service marks of Newmark Group, Inc. and/or its affiliates. Knight Frank is a service mark of Knight Frank (Nominees) Limited. Find out more about Newmark Group at http://www.ngkf.com, https://twitter.com/newmarkkf, https://www.linkedin.com/company/newmark-knight-frank, and/or http://ir.ngkf.com.

Discussion of Forward-Looking Statements about BGC and Newmark

Statements in this document regarding BGC and Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. Except as required by law, BGC and Newmark undertake no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in these filings and any updates to such risk factors contained in subsequent Forms 10-K, Forms 10-Q or Forms 8-K.

Media Contact:

Karen Laureano-Rikardsen

+1 212-829-4975

Investor Contacts:

Jason McGruder (BGC and Newmark), Ujjal Basu Roy (BGC), or Kelly Collar (Newmark)

+1 212-610-2426